UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2022

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-1936

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2022, the Board of Directors (the “Board”) of NCR Corporation, a Maryland corporation (the “Company”), (i) increased the size of the Board from eleven (11) to twelve (12) directors and (ii) appointed Mr. Joseph E. Reece to the Board as an independent Company director with a term expiring at the 2023 annual meeting of stockholders of the Company, in the role of independent Lead Director of the Board. Mr. Reece has not been appointed to any committee of the Board at this time. The Board has determined the Mr. Reece is independent under the applicable independence requirements of the New York Stock Exchange, the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and the Board’s standards for determining director independence set forth in the Company’s Corporate Governance Guidelines and the Company’s Director Independence Standards.

Effective upon his appointment, Mr. Reece became eligible to receive the standard compensation provided by the Company to its independent Lead Director of the Board, as most recently disclosed in the Company’s proxy statement for its 2022 annual meeting of stockholders. Effective upon his appointment, Mr. Reece was appointed independent Lead Director and also received an equity grant in the form of restricted stock units valued at $250,000 which shall vest, subject to his continued service, in four equal quarterly installments following the grant date.

There are no arrangements or understandings between Mr. Reece and any other person pursuant to which Mr. Reece was elected to the Board. There are no transactions in which Mr. Reece has or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act at this time.

Item 7.01.	Regulation FD Disclosure.

On November 7, 2022, the Company issued a press release announcing the matters addressed above. A copy of the press release is furnished with this report as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as set forth by specific reference to such filing. This report shall not be deemed an admission as to the materiality of any information in this report that is being disclosed pursuant to Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description

99.1	Press Release, dated November 7, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

By:	/s/ James M. Bedore
James M. Bedore
Executive Vice President, General Counsel & Secretary

Date: November 7, 2022